Exhibit 99.1

PRESS RELEASE

NaturalNano Ships First Samples to Fortune 100 Company

Sample Evaluations are Key Steps to Potential Future Orders

ROCHESTER, NY - (PRNewswire) - December 12, 2005 - NaturalNano, Inc., (OTCBB: NNAN), an advanced nanotechnology materials company whose primary business is processing, developing and commercializing naturally occurring nanomaterials, announced today that it has shipped its first samples to a Fortune 100 company for testing and evaluation for prospective commercial applications.

In addition, the Company is in advanced stages of negotiation with several companies including other Fortune 100 firms for sample quantities of halloysite nanotubes tailored to suit specific requirements. Due to the confidential nature of these relationships, NaturalNano cannot provide additional information on prospective customers at this time and cannot reveal the prospective customer’s industry focus.

Michael Riedlinger, NaturalNano’s president, said, “Today’s announcement is a significant milestone for NaturalNano. It is an important step in the sales process that potentially can lead to future, high-volume commercial orders. By working closely with some of the world’s largest corporations, we are able to receive valuable input from prospective customers on potential commercial applications for our technology. This allows us to focus our resources on opportunities that we believe have the greatest revenue potential.”

Halloysite nanotubes can be filled, or coated, using NaturalNano’s proprietary technologies to provide controlled and extended release of active ingredients for competitive market advantages in polymers and plastics, cosmetics, odor-masking products, drug delivery and a multitude of other applications.

NaturalNano, Inc. began trading in the U.S. under its new stock symbol NNAN on the OTC Bulletin Board on December 2, 2005. To learn more about NaturalNano, please visit NaturalNano’s website at www.naturalnano.com.

About NaturalNano, Inc.

NaturalNano, Inc. (OTCBB: NNAN) is a materials science company developing unique and proprietary processes for refining naturally occurring nanotubes and other nanomaterials that add competitive properties to a range of applications. These include additives to cosmetics and personal care products, and absorbent materials, as well as: electromagnetic interference shielding, specialty coatings, and material additives for industrial polymers, plastics and composites. NaturalNano possesses broad intellectual property rights and proprietary know-how for extraction and separation processes, compositions, and derivatives of halloysite and other nanotubes. For more information, please visit www.naturalnano.com

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this press release may constitute forward-looking statements within the meaning of applicable securities laws. These statements reflect what NaturalNano anticipates, expects, or believes may happen in the future. NaturalNano's actual results could differ materially from the outcome or circumstance expressed or implied by such forward-looking statements as a result of a variety of factors including, but not limited to: NaturalNano’s ability to develop its technologies; the approval of NaturalNano's patent applications; the successful implementation of NaturalNano's research and development programs; the ability of NaturalNano to demonstrate the effectiveness of its technology; the acceptance by the market of NaturalNano's technology and products incorporating such technology, the ability of NaturalNano to effectively negotiate and enter into contracts with third parties for the licensing of NaturalNano's technology; competition; the ability of NaturalNano to raise capital to fund its operating and research and development activities until it generates revenues sufficient to do so; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in NaturalNano's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with NaturalNano's periodic filings with the SEC which are incorporated herein by reference. The forward-looking statements contained herein are made only as of the date of this press release, and NaturalNano undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Media Contacts:
NaturalNano Inc.
Bobbi Drew
Bobbi@naturalnano.com
585-214-8172

Jennifer Gould
JGould@rubensteinpr.com
212-843-8037